CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA

 FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007

AND FOR THE THREE MONTHS ENDED

 MARCH 31, 2008

See Notes to Unaudited Pro Forma Combined Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2007

						Adjusted
		China Bio-	Combined		Pro Forma	Pro Forma
	JGAD	Immunity	Totals		Adjustments	Totals
ASSETS
Current Assets
Cash and cash equivalents	$ 6,837,792	$ 200	$ 6,837,992		$ -	$ 6,837,992
Accounts receivable, net	3,659,399	-	3,659,399		-	3,659,399
Inventories	4,969,151	-	4,969,151		-	4,969,151
Other receivables	22,446	-	22,446		-	22,446
Prepaid expenses	619,434	-	619,434		-	619,434
Total Current Assets	16,108,222	200	16,108,422		-	16,108,422
Property and Equipment, net	10,958,371	-	10,958,371		-	10,958,371
Land Use Right, net	1,336,444	-	1,336,444		-	1,336,444
Technology, net	1,112,891	-	1,112,891		-	1,112,891
Total Assets	$ 29,515,928	$ 200	$ 29,516,128		$ -	$ 29,516,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 84,303	$ -	$ 84,303		$ -	$ 84,303
Other payables and accrued expenses	1,488,766	-	1,488,766		-	1,488,766
Customer deposits	186,650	-	186,650		-	186,650
Taxes payable	487,851	-	487,851		-	487,851
Short-term bank loan	5,749,801	-	5,749,801		-	5,749,801
Deferred revenue	95,994	-	95,994		-	95,994
Due to related companies	1,375,641	-	1,375,641		-	1,375,641
Deferred tax liabilities	572,771	-	572,771		-	572,771
Total Current Liabilities	10,041,777	-	10,041,777		-	10,041,777
Long-Term Liabilities
Deferred Tax Liabilities	73,443	-	73,443		-	73,443
Total Long-Term Liabilities	73,443	-	73,443		-	73,443
Total Liabilities	10,115,220	-	10,115,220		-	10,115,220
Shareholders' Equity
Common stock	6,040,763	1,753	6,042,516	(a)	(6,042,516)
				(a)	13,247	13,247
Additional paid-in capital	-	499,034	499,034	(a)	(13,247)
				(a)	6,042,516
				(b)	(500,587)	6,027,716
Retained earnings (Accumulated deficit)	11,542,904	(425,170)	11,117,734	(b)	425,170	11,542,904
Deficit accumulated during the development stage	-	(75,417)	(75,417)	(b)	75,417	-
Accumulated other comprehensive income	1,817,041	-	1,817,041			1,817,041
Total Shareholders' Equity	19,400,708	200	19,400,908		-	19,400,908
Total Liabilities and Stockholders’ Equity	$ 29,515,928	$ 200	$ 29,516,128		$ -	$ 29,516,128

See Notes to Unaudited Pro Forma Combined Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

					Adjusted
		China Bio-	Combined	Pro Forma	Pro Forma
	JGAD	Immunity	Totals	Adjustments	Totals

Revenues	$ 24,869,322	$ 447	$ 24,869,769	$ -	$ 24,869,769
Total Revenues	24,869,322	447	24,869,769	-	24,869,769

Cost of Goods Sold	4,856,940	209	4,857,149	-	4,857,149
Total Cost of Goods Sold	4,856,940	209	4,857,149	-	4,857,149
Gross Profit	20,012,382	238	20,012,620	-	20,012,620

Operating Expenses
Selling and distribution	344,137	-	344,137	-	344,137
General and administrative	3,214,048	28,302	3,242,350	-	3,242,350
Total Operating Expenses	3,558,185	28,302	3,586,487	-	3,586,487
Income From Operations	16,454,197	(28,064)	16,426,133	-	16,426,133

Other Income (Expense)
Interest expense, net	(414,201)	-	(414,201)	-	(414,201)
Other income, net	388,873	-	388,873	-	388,873
Investment income	83,361	-	83,361	-	83,361
Government grant	15,527	-	15,527	-	15,527
Impairment of license rights	-	(3,141)	(3,141)	-	(3,141)
Inventory obsolesce	-	(2,964)	(2,964)	-	(2,964)
Total Other Income (Expense), net	73,560	(6,105)	67,455	-	67,455

Income Before Income Taxes	16,527,757	(34,169)	16,493,588	-	16,493,588
Income Tax Expense	2,511,186	-	2,511,186	-	2,511,186
Net Income	14,016,571	(34,169)	13,982,402	-	13,982,402

Other Comprehensive Income
Foreign currency translation gain	1,143,038	-	1,143,038	-	1,143,038
Total Other Comprehensive Income	1,143,038	-	1,143,038	-	1,143,038
Total Comprehensive Income	$ 15,159,609	$ (34,169)	$ 15,125,440	$ -	$ 15,125,440
Basic and Diluted Earnings Per Share					$ 0.93
Weighted Average Shares Outstanding					14,999,911

See Notes to Unaudited Pro Forma Combined Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF MARCH 31, 2008

						Adjusted
	Lawford	China Bio-	Combined		Pro Forma	Pro Forma
	Asia	Immunity	Totals		Adjustments	Totals
ASSETS
Current Assets
Cash and cash equivalents	$ 8,032,276	$ 99,985	$8,132,261		$ -	$8,132,261
Accounts receivable, net	6,001,050	-	6,001,050		-	6,001,050
Inventories	4,554,875	-	4,554,875		-	4,554,875
Other receivables	26,672	-	26,672		-	$26,672
Prepaid expenses	1,138,537	369	1,138,906		-	1,138,906
Total Current Assets	19,753,410	100,354	19,853,764		-	19,853,764
Property and Equipment, net	12,263,368	-	12,263,368		-	12,263,368
Intangible assets	2,516,211	-	2,516,211		-	2,516,211
Total Non Current Asset	14,779,579	100,354	14,779,579			14,779,579
Total Assets	$34,532,989	$ 100,354	$34,633,343		$ -	$34,633,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$100,026	$ 34,919	$134,945		$ -	$134,945
Other payables and accrued expenses	1,998,444	-	1,998,444		-	1,998,444
Customer deposits	156,176	-	156,176		-	156,176
Taxes payable	786,508	-	786,508		-	786,508
Short-term bank loan	7,835,874	-	7,835,874		-	7,835,874
Deferred revenue	39,360	-	39,360		-	39,360
Due to related companies	-	-	-		-	-
Advances from stockholders		102,291	102,291		-	102,291
Deferred tax liabilities	938,311	-	938,311		-	938,311
Total Current Liabilities	11,854,699	137,210	11,991,909		-	11,991,909
Long-Term Liabilities
Long-term loan	-	-	-		-	-
Deferred Tax Liabilities	138,634	-	138,634		-	138,634
Total Long-Term Liabilities	138,634	-	138,634		-	138,634
Total Liabilities	11,993,333	137,210	12,130,543		-	12,130,543
Shareholders' Equity
Common stock	7,500	1,753	9,253	(a)	(7,500)
				(a)	13,247	15,000
Additional paid-in capital	6,033,263	499,034	6,532,297	(a)	(13,247)
				(a)	7,500
				(b)	(537,643)	5,988,907
Retained earnings (Accumulated deficit)	13,730,471	(425,170)	13,305,301	(b)	425,170	13,730,471
Deficit accumulated during the development stage	-	(112,473)	(112,473)	(b)	112,473	-
Accumulated other comprehensive income	2,768,422	-	2,768,422		-	2,768,422
Total Shareholders' Equity	22,539,656	(36,856)	22,502,800		-	22,502,800
Total Liabilities and Stockholders’ Equity	$34,532,989	$ 100,354	$34,633,343		$ -	$34,633,343

See Notes to Unaudited Pro Forma Combined Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARH 31, 2008

	Lawford	China Bio-	Combined	Pro Forma	Pro Forma
	Asia	Immunity	Totals	Adjustments	Totals

Revenues	$6,296,874	$ -	$6,296,874	$ -	$6,296,874
Total Revenues	6,296,874	-	6,296,874	-	6,296,874

Cost of Goods Sold	2,275,917	-	2,275,917	-	2,275,917
Total Cost of Goods Sold	2,275,917	-	2,275,917	-	2,275,917
Gross Profit	4,020,957	-	4,020,957	-	4,020,957

Operating Expenses
Selling and distribution	69,182	-	69,182	-	69,182
General and administrative	803,524	37,078	840,602	-	840,602
Total Operating Expenses	872,706	37,078	909,784	-	909,784
Income From Operations	3,148,251	(37,078)	3,111,173	-	3,111,173

Other Income (Expense)
Interest expense, net	(114,956)	-	(114,956)	-	(114,956)
Other income, net	317,991	-	317,991	-	317,991
Investment income	46,396	22	46,418	-	46,418
Total Other Income (Expense), net	249,431	22	249,453	-	249,453

Income Before Income Taxes	3,397,682	(37,056)	3,360,626	-	3,360,626
Income Tax Expense	1,210,115	-	1,210,115	-	1,210,115
Net Income	2,187,567	(37,056)	2,150,511	-	2,150,511

Other Comprehensive Income
Foreign currency translation gain	951,381	-	951,381	-	951,381
Total Other Comprehensive Income	951,381	-	951,381	-	951,381
Total Comprehensive Income	$3,138,948	$ (37,056)	$3,101,892	$ -	$3,101,892
Basic and Diluted Earnings Per Share					$0.14
Weighted Average Shares Outstanding					14,999,911

See Notes to Unaudited Pro Forma Combined Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

On August 6, 2008 China Bio-Immunity Corporation, a development stage company incorporated in Nevada (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Lawford Asia Limited (“Lawford”), a corporation incorporated under the laws of the British Virgin Islands, and the shareholders of Lawford (the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in Lawford to the Company in exchange for the issuance of an aggregate of 13,246,697 shares of the Company’s common stock to the Shareholders, thereby causing Lawford and its wholly-owned subsidiaries, JINA Immunity Investment Company Limited (“JINA”), a company incorporated under the laws of Hong Kong, and Dalian Jingang-Andi Bio-Products Co., Ltd. (“JGAD”), a corporation incorporated under the laws of the People’s Republic of China (“PRC”) to become wholly-owned subsidiaries of the Company.

The Share Exchange is being accounted for as a “reverse merger,” since the Shareholders of Lawford own a majority of the outstanding shares of the Company’s common stock immediately following the Share Exchange.  Lawford is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the accounting historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will include those of Lawford and its subsidiaries and will be recorded at the historical cost basis of Lawford.  After completion of the Share Exchange, the Company’s consolidated financial statements will include the assets and liabilities of both the Company and Lawford, the historical operations of Lawford and the operations of the Company and its subsidiaries from the closing date of the Share Exchange.

Since JGAD is the only operating company owned by Lawford and JINA, the audited financial statements of JGAD and the Company for the year ended December 31, 2007 and unaudited financial statements of JGAD and the Company for the three months ended March 31, 2008 have been used in preparation of these pro forma combined financial statements.  These pro forma combined financial statements should be read in conjunction with the historical statements of JGAD and the Company.

NOTE 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma combined balance sheets as of December 31, 2007 and March 31, 2008 have been prepared assuming the share exchange occurred on December 31, 2007 and March 31, 2008, respectively.  Accordingly, the assets

NOTE 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS – CONTINUED

and liabilities of JGAD are reflected in the pro forma combined balance sheets and are recorded at historical basis.

The capital structure of the consolidated entity is that of the Company, the dollar amount of the issued share capital in the pro forma combined balance sheet is that of the Company immediately prior to the Share Exchange plus the value of the shares issued by the Company to acquire Lawford.

The pro forma combined statements of income for the year ended December 31, 2007 and the three months ended March 31, 2008 have been prepared assuming the Share Exchange occurred at the beginning of the period presented.  The pro forma combined statements of operations are not necessarily indicative of the results of operations that would have been attained has the acquisition taken place at the beginning of the period presented, and does not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma adjustments and eliminations give effect to the acquisition of Lawford using reverse merger accounting and are explained by the following:

(a)

To eliminate the common stock of Lawford and account for the issuance of 13,246,697 shares of the Company’s common stock according to the terms of the Exchange Agreement

(b)

To eliminate the accumulated deficit of the Company.